EXHIBIT 10.5

NONSTATUTORY STOCK OPTION AGREEMENT

PIONEER NATURAL RESOURCES COMPANY

2006 LONG TERM INCENTIVE PLAN

                , 20

To: Scott D. Sheffield

Pioneer Natural Resources Company, a Delaware corporation (the “Company”), is pleased to grant you the right and option (the “Option”) to purchase all or any part of an aggregate of                  shares of common stock, par value $0.01, of the Company (the “Stock”), subject to certain restrictions and on the terms and conditions contained in this Nonstatutory Stock Option Agreement (the “Agreement”) and the Pioneer Natural Resources Company 2006 Long Term Incentive Plan (as amended, the “Plan”). A copy of the Plan is available upon request. Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letters capitalized, but that are not otherwise defined in this Agreement, shall have the meanings given to them in the Plan in effect as of the date of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Option. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $                 per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option, which is                     , 20         (the “Date of Grant”). For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

2. Vesting and Exercise of Option.

(a) Vesting Date. Subject to the terms and conditions of this Agreement, this Option will vest and be exercisable, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), on the third anniversary of the date of this Agreement (the “Vesting Date”); provided, however, that this Option will vest and become exercisable on the Vesting Date only if you have been an employee of the Company or of a Subsidiary continuously from the date of this Agreement through the Vesting Date.

(b) Exercise Procedures. Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the shares that vest and become exercisable on the Vesting Date at any time prior to the termination of the Option pursuant to this Agreement. In no event shall you be entitled to exercise the Option for any shares that are not vested. Exercise of the Option shall be made by delivery to the Company by you (or another person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Stock Option Exercise,” and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise. If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered still in the employ of or providing services for the Company, provided that rights to the Option may, in the discretion of the Company, be limited to the extent to which those rights were earned or vested when the leave of absence began.

(c) Payment of Purchase Price. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise, at your election, with the approval of the Company, (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by you for such minimum period of time as may be established from time to time by the Committee), (iii) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company-established policy or program for the same, (iv) if permitted by the Company in its discretion, by a net exercise arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of the shares with a Fair Market Value that does not exceed the purchase price; provided, however, that the Company shall accept cash or other payment from you to the extent of any remaining balance of the aggregate purchase price not so satisfied, provided further that the shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent so applied or withheld to satisfy tax withholding obligations pursuant to Section 10 below, or (v) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, you shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to you, you (or the person permitted to exercise this Option in the event of your death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

(d) Expiration Date. This Option shall not be exercisable in any event after the expiration of ten (10) years from the Date of Grant (the “Expiration Date”).

3. Effect of Change in Control. Notwithstanding Section 2 of this Agreement, upon the occurrence of a Change in Control, this Option shall become fully vested and exercisable as to all shares covered hereby.

4. Effect of Termination of Employment. Except as provided below, this Option may be exercised only while you continue to perform services for the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your service.

(a) Termination By Employee Without Good Reason.

(i) If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you prior to the Vesting Date and such termination is not a Termination for Good Reason (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then this Option shall terminate as of the date of such termination and shall never become exercisable.

(ii) If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you on or after the Vesting Date and such termination is not a Termination for Good Reason, then this Option, to the extent then vested and exercisable, may be exercised by you at any time during the period ending on the earlier to occur of (A) thirty (30) days following such termination, or (B) the Expiration Date.

(b) Termination By The Company For Cause.

(i) If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company prior to the Vesting Date and such termination is a Termination for Cause (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then this Option shall terminate as of the date of termination and shall never become exercisable.

(ii) If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company on or after the Vesting Date and such termination is a Termination for Cause, then this Option, to the extent then vested and exercisable, may be exercised by you at any time during the period ending on the earlier to occur of (A) thirty (30) days following such termination, or (B) the Expiration Date.

(c) Termination By The Company Not For Cause Or By Employee For Good Reason.

(i) Notwithstanding Section 2 of this Agreement, if your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date (x) by the Company and such Subsidiaries and such termination is not a Termination for Cause or (y) by you and such termination is a Termination for Good Reason, then this Option shall become fully vested and exercisable as to all shares covered hereby.

(ii) If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated (x) by the Company and such Subsidiaries and such termination is not a Termination for Cause or (y) by you and such termination is a Termination for Good Reason, then this Option, to the extent then vested and exercisable (including pursuant to Section 4(c)(i) above), may be exercised by you at any time during the period ending on the earlier to occur of (A) the date that is six (6) months following such termination, or (B) the Expiration Date; provided, that, if any such termination occurs upon or following the occurrence of a Change in Control, then this Option, to the extent then vested and exercisable, may be exercised by you at any time prior to the Expiration Date.

(d) Other Termination Events.

(i) If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date as a result of any of the following events:

A. your death;

B. your Disability; or

C. your Normal Retirement;

then, notwithstanding Section 2 of this Agreement, this Option shall become vested and exercisable as to a number of shares of Stock equal to the product of (I) the total number of shares of Stock initially subject to this Option times (II) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with the first full month following the date of this Agreement, during which you were employed by the Company and/or any Subsidiary and the denominator of which is 36; provided, that, if application of the foregoing calculation would result in you becoming vested in a fractional number of shares, the number of vested shares shall be rounded up to the nearest whole share. The portion, if any, of this Option that thereby becomes vested and exercisable may be exercised by you at any time during the period specified in Section 4(d)(ii) below. The portion, if any, of this Option that does not thereby become vested and exercisable as of the date of the termination of your employment relationship shall terminate as of the date of termination and shall never become exercisable.

(ii) If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated for one of the reasons specified in clauses (A) or (B) of Section 4(d)(i) above, then this Option, to the extent then vested and exercisable (including pursuant to Section 4(d)(i) above), may be exercised by you at any time during the period ending on the earlier to occur of (A) the date that is six (6) months following such termination, or (B) the Expiration Date. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated for the reason specified in clause (C) of Section 4(d)(i) above, then this Option, to the extent then vested and exercisable, may be exercised by you at any time prior to the Expiration Date.

(iii) For purposes of this Section 4(d), “Disability” shall have the meaning ascribed to it in the Severance Agreement between you and the Company or one of its Subsidiaries; and “Normal Retirement” shall mean the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed due to your retirement on or after the date you attain age 60.

5. Adjustment Provisions. In the event there is any change in the Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, the number of shares associated with this Option shall be adjusted in the manner consistent with the adjustment provisions provided in Section 9(b) and 9(c)(ii) of the Plan.

6. Transferability. This Option, and any rights or interests therein, will be transferable by you only to the extent permitted pursuant to the terms of Section 10 of the Plan or approved by the Committee.

7. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

8. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise. If, due to Section 4 of the Plan, the Company fails or is unable to permit you to exercise all or any part of this Option following your delivery of written notice of exercise to the Company and tender of performance in accordance with this Agreement (which failure shall not be deemed a permitted delay pursuant to Section 24 of this Agreement), as your sole and exclusive remedy for such failure, in addition to the rights provided under the first sentence of this Section 8, you may require the Company to pay to you an amount in cash equal to the product of (i) the number of shares of Stock with respect to which the Company failed to permit you to exercise your Option, times (ii) the difference of (A) the Fair Market Value of one share of Stock on the date of your exercise minus (B) the purchase price set forth in Section 1 of this Agreement (as adjusted pursuant to this Agreement and the Plan). The Company shall make such payment to you within ten (10) days following receipt of your written demand therefor, subject to compliance with any tax withholding obligations that the Company in its discretion deems to be necessary with respect to such payment. Upon such payment to you, that portion of the Option as to which you tendered a notice of exercise but for which exercise was not permitted shall terminate and cease to be exercisable.

9. Confidential Information and Nonsolicitation.

(a) As further consideration for the granting of the Option hereunder, you hereby agree with the Company that, during and following your employment relationship with the Company and each of its Subsidiaries by which you are employed, you will keep confidential all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Company or one of its Subsidiaries, or their customers or other third parties who furnished such information, materials, and/or trade secrets to the Company or its Subsidiary with expectations of confidentiality (“Confidential Information”). Confidential Information shall not include information that (A) is already properly in the public domain or enters the public domain with the express consent of the Company, or (B) is intentionally made available by the Company to third parties without any expectation of confidentiality. Upon the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed, you promise to promptly return to the Company all Confidential Information, and all documents and materials (including electronically stored information) in your possession, custody or control that constitutes or reflects Confidential Information. Notwithstanding the foregoing, you may disclose information as may be required by law and may disclose information in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan, provided that you ensure that such spouse or advisor or institution treats the information confidentially and does not disclose such information or use it for his, her or its own benefit. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you. Such consideration shall be in addition to the rights and remedies available to the Company pursuant to paragraph (d) below.

(b) As an incentive for the Company to issue you this Award, and in consideration of the Company’s promise to provide you with Confidential Information and so as to protect the Company’s legitimate business interests, including the protection of its Confidential Information and the goodwill with which you will be associated, and that this Award will encourage you to build, you agree that during your employment relationship with the Company and each of its Subsidiaries by which you are employed, and for a period of twelve (12) months immediately following the time that you are no longer employed by the Company or any of its Subsidiaries, you will not, directly or indirectly (i) solicit or encourage (or assist another in soliciting or encouraging) any employee, contractor, consultant, supplier, or vendor of the Company or any of its Subsidiaries to terminate or lessen his, her or its relationship with the Company or any of its Subsidiaries, or (ii) on behalf of a Competing Business, engage, employ, or solicit or contact for employment or engagement (or assist another in such activity) any employee of the Company or any of its Subsidiaries or any person who was an employee of the Company or any of its Subsidiaries at any time during the last twelve (12) months of your employment with the Company and any of its Subsidiaries (or, if you are employed by the Company and any of its Subsidiaries for less than twelve (12) months, those persons who were employees of the Company or any of its Subsidiaries during your employment with the Company and any of its Subsidiaries). For purposes of this Agreement, “Competing Business” means any person, entity, or other business concern (other than the Company or any of its Subsidiaries) that engages in, or is planning to engage in, the business conducted by the Company and any of its Subsidiaries for which you provide services during the term of your employment with the Company and any of its Subsidiaries, including without limitation, the business of oil and gas exploration and production, the gathering and transportation of oil and gas production, and the drilling, completion and/or servicing of oil and gas wells.

(c) You agree that the Company’s substantial investments in its business interests, goodwill, and Confidential Information are worthy of protection, and that the Company’s need for the protection afforded by this Section is greater than any hardship you might experience by complying with its terms. You further acknowledge and agree that the restrictions set forth in this Section are not adverse to the public interest. You further agree that the limitations as to time and scope of activity to be restrained contained herein are reasonable and are not greater than necessary to protect the Confidential Information, goodwill and other legitimate business interests of the Company. Although the Company and you believe the limitations as to time and scope of activity contained in this Section are reasonable and do not impose a greater restraint than necessary to protect the Company’s legitimate business interests, if this is judicially determined not to be the case, the Company and you specifically request that the limitations contained in this Section be reformed to the extent necessary to make this Section enforceable.

(d) You acknowledge and agree that your violation or threatened or attempted violation of the covenants contained in this Section will cause irreparable harm to the Company and that money damages would not be sufficient remedy for any breach of this Section. You agree that the Company shall be entitled as a matter of right to specific performance of the covenants in this Section, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Section, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by you or others acting on your behalf, without any showing of irreparable harm and without any showing that the Company does not have an adequate remedy at law. Such remedies shall be in addition to all other remedies available to the Company at law and equity.

(e) Your obligations under this Section shall survive the termination of this Agreement and your employment, regardless of the reason for such termination.

10. Payment of Taxes.

(a) Withholding Requirement. The Committee may, in its discretion, require you to pay to the Company at the time of exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising the Option. In connection with such an event requiring tax withholding, you may (i) direct the Company, in the Company’s discretion, to withhold from the shares of Stock to be issued upon exercise the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (ii) deliver to the Company, in the Company’s discretion, sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (iii) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use a Stock withholding feature, you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Stock instead of cash.

(b) Deficiency. If you fail to pay the required amount to the Company and fail to make a Stock withholding election pursuant to Section 10(a)(i) or 10(a)(ii) above, the Company is authorized to withhold from any cash remuneration (or, Stock remuneration, including withholding any shares of Stock distributable to you upon exercise of this Option) then or thereafter payable to you any tax required to be withheld by reason of the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option. If the Committee subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, you shall pay to the Company, immediately upon the Committee’s request, the amount of the deficiency in the form of payment requested by the Committee.

11. Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the rights of the Company or any Subsidiary of the Company to terminate your employment at any time.

12. No Liability for Good Faith Determinations. Neither the Company nor the members of the Board and the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

13. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

14. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

15. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

16. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:	Pioneer Natural Resources Company
Attn: Corporate Secretary
5205 N. O’Connor Boulevard, Suite 200
Irving, Texas 75039-3746

Holder:	At your current address as shown in the Company’s records.

17. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

18. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

19. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

20. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

21. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

22. Amendment. This Agreement may be amended at any time unilaterally by the Company, provided that such amendment is consistent with all applicable laws and does not reduce any rights or benefits you have accrued pursuant to this Agreement. This Agreement may also be amended at any time unilaterally by the Company to the extent the Company believes in good faith that such amendment is necessary or advisable to bring this Agreement in compliance with any applicable laws, including Section 409A of the Code.

23. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan; provided, however, that notwithstanding anything to the contrary herein, any provision of this Agreement that is inconsistent with the provisions of Section 9(c), (e), and (f) of the Plan shall control over such provisions of the Plan.

24. Agreement Respecting Securities Laws.

(a) Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company may delay the exercise of the Option if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act of 1933, as amended (the “Securities Act”), the Company will not issue such shares unless you provide the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to you may be made without registration under the Securities Act. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Except as expressly provided in Section 8 of this Agreement, the inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

(b) Notwithstanding Section 4(c) or (d), if the exercise of the Option within the applicable time period set forth in Section 4(c) or (d) is prevented by the provisions of Section 24(a) above, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your tax advisor as to the tax consequences of any such delayed exercise.

25. Extension in Connection with Section 16. Notwithstanding Section 4(c) or (d), if a sale within the applicable time periods set forth in Section 4(c) or (d) of shares acquired upon exercise of the Option would subject you to suit under Section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and its Subsidiaries, or (c) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your tax advisor as to the tax consequences of any such delayed exercise.

26. Status of Stock. You agree that (a) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with Section 4 and applicable securities laws, (b) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of Section 24 or any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

27. Electronic Delivery and Acknowledgement. No signature by you is required to accept the award represented by this Agreement. By your acceptance of this Award, you are acknowledging that you have received and read, understood and accepted all the terms, conditions and restrictions of this Agreement and the Plan. The Company may, in its sole discretion, deliver any documents related to this Award and this Agreement, or other awards that have been or may be awarded under the Plan, by electronic means, including prospectuses, proxy materials, annual reports and other related documents, and the Company may, in its sole discretion, engage a third party to effect the delivery of these documents on its behalf and provide other administrative services related to this Award and the Plan. By your acceptance of the award represented by this Agreement, you consent to receive such documents by electronic delivery and to the engagement of any such third party.

Schedule 1

The document to which this Schedule I is attached is the form of Nonstatutory Stock Option Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove. The form of Nonstatutory Stock Option Agreement between the Company and its other executive officers varies from this form as follows:

1. The form of Nonstatutory Stock Option Agreement between the Company and its other executive officers varies from this form by modifying Section 4 to provide, in its entirety, the following:

4. Effect of Termination of Employment. Except as provided below, this Option may be exercised only while you continue to perform services for the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your service.

(a) Termination By Employee Without Good Reason.

(i) If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you prior to the Vesting Date and such termination is not a Termination for Good Reason (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then this Option shall terminate as of the date of such termination and shall never become exercisable.

(ii) If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you on or after the Vesting Date and such termination is not a Termination for Good Reason, then this Option, to the extent then vested and exercisable, may be exercised by you at any time during the period ending on the earlier to occur of (A) thirty (30) days following such termination, or (B) the Expiration Date.

(b) Termination By The Company For Cause.

(i) If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company prior to the Vesting Date and such termination is a Termination for Cause (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then this Option shall terminate as of the date of termination and shall never become exercisable.

(ii) If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company on or after the Vesting Date and such termination is a Termination for Cause, then this Option, to the extent then vested and exercisable, may be exercised by you at any time during the period ending on the earlier to occur of (A) thirty (30) days following such termination, or (B) the Expiration Date.

(c) Other Termination Events.

(i) If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date as a result of any of the following events:

A. your death;

B. your Disability;

C. your Normal Retirement; or

D. a termination by the Company and its Subsidiaries that is not a Termination for Cause or a termination by you that is a Termination for Good Reason;

then, notwithstanding Section 2 of this Agreement, this Option shall become vested and exercisable as to a number of shares of Stock equal to the product of (I) the total number of shares of Stock initially subject to this Option times (II) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with the first full month following the date of this Agreement, during which you were employed by the Company and/or any Subsidiary and the denominator of which is 36; provided, that, if application of the foregoing calculation would result in you becoming vested in a fractional number of shares, the number of vested shares shall be rounded up to the nearest whole share. The portion, if any, of this Option that thereby becomes vested and exercisable may be exercised by you at any time during the period specified in Section 4(c)(ii) below. The portion, if any, of this Option that does not thereby become vested and exercisable as of the date of the termination of your employment relationship shall terminate as of the date of termination and shall never become exercisable.

(ii) If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated for one of the reasons specified in clauses (A), (B) or (D) of Section 4(c)(i) above, then this Option, to the extent then vested and exercisable (including pursuant to Section 4(c)(i) above), may be exercised by you at any time during the period ending on the earlier to occur of (A) the date that is six (6) months following such termination, or (B) the Expiration Date; provided, that, if any such termination (I) is a termination by the Company and its Subsidiaries that is not a Termination for Cause or a termination by you that is a Termination for Good Reason and (II) occurs upon or following the occurrence of a Change in Control, then this Option, to the extent then vested and exercisable, may be exercised by you at any time prior to the Expiration Date. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated for the reason specified in clause (C) of Section 4(c)(i) above, then this Option, to the extent then vested and exercisable, may be exercised by you at any time prior to the Expiration Date.

(iii) For purposes of this Section 4(c), “Disability” shall have the meaning ascribed to it in the Severance Agreement between you and the Company or one of its Subsidiaries; and “Normal Retirement” shall mean the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed due to your retirement on or after the date you attain age 60.

2. The form of Nonstatutory Stock Option Agreement between the Company and its other executive officers varies from this form by modifying Section 24(b) to provide, in its entirety, the following:

(b) Notwithstanding Section 4(c), if the exercise of the Option within the applicable time period set forth in Section 4(c) is prevented by the provisions of Section 24(a) above, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your tax advisor as to the tax consequences of any such delayed exercise.

3. The form of Nonstatutory Stock Option Agreement between the Company and its other executive officers varies from this form by modifying Section 25 to provide, in its entirety, the following:

25. Extension in Connection with Section 16. Notwithstanding Section 4(c), if a sale within the applicable time periods set forth in Section 4(c) of shares acquired upon exercise of the Option would subject you to suit under Section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and its Subsidiaries, or (c) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your tax advisor as to the tax consequences of any such delayed exercise.